Exhibit 99.1

July 24, 2015	FOR MORE INFORMATION CONTACT
Matt Kerin (281) 589-4642
Cabot Oil & Gas Corporation Announces Second Quarter 2015 Financial and Operating Results
HOUSTON, July 24, 2015/PRNewswire/ -- Cabot Oil & Gas Corporation (NYSE: COG) today reported its financial and operating results for the second quarter of 2015. “Despite our strategic decision to curtail Marcellus volumes in the second quarter due to the adverse price environment, Cabot still generated production growth and reduced unit costs year-over-year,” said Dan O. Dinges, Chairman, President and Chief Executive Officer. “Our top-tier Marcellus asset affords us the ability to reduce our gross production volumes by approximately 500 million cubic feet (Mmcf) per day and still report positive normalized results.”
Second Quarter 2015 Financial Results
Equivalent production in the second quarter of 2015 was 138.0 billion cubic feet equivalent (Bcfe), consisting of 128.4 billion cubic feet (Bcf) of natural gas and 1.6 million barrels (Mmbbls) of liquids (crude oil/condensate/natural gas liquids). These figures represent increases of 8 percent, 5 percent, and 68 percent, respectively, compared to the second quarter of 2014.
Cash flow from operations in the second quarter of 2015 was $171.2 million, compared to $329.6 million in the second quarter of 2014. Discretionary cash flow in the second quarter of 2015 was $183.2 million, compared to $332.3 million in the second quarter of 2014. Net loss in the second quarter of 2015 was $27.5 million, or $0.07 per share, compared to net income of $118.4 million, or $0.28 per share, in the second quarter of 2014. Excluding the effect of selected items including a $36.5 million after-tax non-cash mark-to-market loss on natural gas derivatives, net income was $14.6 million, or $0.03 per share, in the second quarter of 2015, compared to $115.3 million, or $0.28 per share, in the second quarter of 2014. EBITDAX in the second quarter of 2015 was $203.9 million, compared to $367.1 million in the second quarter of 2014. Significant reductions in realized prices for both natural gas and oil were the primary drivers for the lower results in the quarter, partially offset by higher equivalent production. See the supplemental tables at the end of this press release for a reconciliation of non-GAAP measures including discretionary cash flow, net income excluding selected items, EBITDAX and net debt to adjusted capitalization ratio.
Natural gas price realizations, including the effect of hedges, were $2.15 per thousand cubic feet (Mcf) in the second quarter of 2015, down 38 percent compared to the second quarter of 2014. Excluding the impact of hedges, natural gas price realizations for the quarter were $1.75 per Mcf, representing an $0.89 discount to NYMEX settlement prices. Oil price realizations were $56.10 per barrel (Bbl), down 43 percent compared to the second quarter of 2014.
Total per unit costs (including financing) decreased to $2.52 per thousand cubic feet equivalent (Mcfe) in the second quarter of 2015, an improvement of 3 percent from $2.59 per Mcfe in the second quarter of 2014. “Our cash unit costs in the Marcellus during the second quarter were approximately $0.85 per Mcf, while our Eagle Ford cash unit costs were approximately $15.00 per Bbl,” expressed Dinges. “With the expectation of prolonged weakness in commodity prices, we continue to focus on reducing costs and maximizing operating efficiencies throughout the organization.”
Cabot drilled or participated in a total of 37 net wells during the second quarter of 2015 and incurred a total of $228.2 million in capital expenditures associated with activity during the second quarter. “For a majority of the second quarter the Company’s total rig count stood at four, with the expectation of holding this level flat through the remainder of the year and into the first part of 2016,” commented Dinges. “We do not believe that accelerating activity and allocating incremental capital in this commodity price environment is the appropriate investment decision, especially in light of a more favorable outlook for Cabot’s realized natural gas prices upon in-service of Constitution Pipeline in the second half of 2016.”
Year-To-Date 2015 Financial Results
Production during the six-month period ended June 30, 2015 was 309.4 Bcfe, consisting of 290.2 Bcf of natural gas and 3.2 Mmbbls of liquids. These figures represent increases of 25 percent, 22 percent, and 95 percent, respectively, compared to the six-month period ended June 30, 2014.
For the six-month period ended June 30, 2015, cash flow from operations was $438.6 million, compared to $584.9 million for the six-month period ended June 30, 2014. Discretionary cash flow was $423.4 million for the six-month period ended June 30, 2015, compared to $651.8 million for the six-month period ended June 30, 2014. For the six-month period ended June 30, 2015, net income was $12.7 million, or $0.03 per share, compared to $225.5 million, or $0.54 per share, for the six-month period ended June 30, 2014. Excluding the effect of selected items including a $38.8 million after-tax non-cash mark-to-market loss on natural gas derivatives, net income was $64.0 million, or $0.15 per share, compared to $225.0 million, or $0.54 per share, for the six-month period ended June 30, 2014. EBITDAX for the six-month period ended June 30, 2015 was $483.3 million, compared to $719.8 million for the six-month period ended June 30, 2014.
Natural gas price realizations, including the effect of hedges, were $2.32 per Mcf for the six-month period ended June 30, 2015, down 36 percent compared to the six-month period ended June 30, 2014. Oil price realizations were $50.00 per Bbl, down 49 percent compared to the six-month period ended June 30, 2014.
Total per unit costs (including financing) decreased to $2.41 per Mcfe for the six-month period ended June 30, 2015, an improvement of 8 percent from $2.63 per Mcfe for the six-month period ended June 30, 2014.
Cabot drilled or participated in a total of 78 net wells during the six-month period ended June 30, 2015 and incurred a total of $540.4 million in capital expenditures associated with activity during this period. “Over 80 percent of the net wells drilled during the first half of the year were on pad locations required to meet our obligation for continuous development or acreage capture,” stated Dinges. “We continue to prudently manage our capital program with a near-term focus on holding our acreage positions in our two core plays and improving our operating efficiencies.”

Operational Highlights
Marcellus Shale
During the second quarter of 2015, the Company averaged 1,341 Mmcf per day of net Marcellus production (1,575 gross operated Mmcf per day), an increase of 7 percent over the prior year’s comparable quarter. As previously announced, the Company curtailed a significant amount of its production volumes in the second quarter due to weakness in regional natural gas prices throughout Appalachia. Cabot does not anticipate an improvement in price realizations during the third quarter and as a result has initiated third quarter Marcellus gross production guidance at 1,550 to 1,600 Mmcf per day, in line with its guidance for the second quarter.
Cabot is currently operating three rigs in the Marcellus Shale and plans to remain at this level for the remainder of the year.
Eagle Ford Shale
Cabot’s net production in the Eagle Ford Shale during the second quarter of 2015 was 17,889 barrels of oil equivalent (Boe) per day, an increase of 74 percent over the prior year’s comparable quarter.
Cabot is currently operating one rig in the Eagle Ford Shale and plans to remain at this level for the remainder of the year.
Financial Position and Liquidity
As of June 30, 2015, the Company's net debt to adjusted capitalization ratio was 48.0 percent, compared to 44.7 percent at December 31, 2014 (detailed in the table below). The Company's total debt was $1,995 million, of which $383 million was outstanding under the Company's $1.8 billion revolving credit facility.
Third Quarter and Full-Year 2015 Guidance
The Company has provided third quarter net production guidance of 1,375 to 1,425 Mmcf per day for natural gas and 15,750 to 17,000 Bbls per day for liquids. The Company expects its natural gas price realizations before the impact of hedges to average between $0.95 and $1.05 below NYMEX settlement prices for the third quarter.
Cabot’s full-year equivalent production growth guidance range of 10 to 18 percent remains unchanged. Cabot's 2015 capital program also remains unchanged at $900 million. “We front-end loaded this year’s investment program, which will significantly reduce our run-rate capital spending for the second half of the year,” highlighted Dinges. For further disclosure on Cabot's natural gas pricing exposure by index and updated unit cost guidance, please see the current Guidance slide in the Investor Relations section of the Company's website.
Conference Call
A conference call is scheduled for Friday, July 24, 2015, at 9:30 a.m. Eastern Time to discuss second quarter 2015 financial and operating results. To access the live audio webcast, please visit the Investor Relations section of the Company's website at www.cabotog.com. A replay of the call will also be available on the Company's website. The latest financial guidance, including the Company's hedge positions, is also available in the Investor Relations section of the Company's website.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas is a leading independent natural gas producer, with its entire resource base located in the continental United States. For additional information, visit the Company's homepage at www.cabotog.com.
The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company's Securities and Exchange Commission filings.
FOR MORE INFORMATION CONTACT
Matt Kerin (281) 589-4642

OPERATING DATA

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
PRODUCED NATURAL GAS (Bcf) & LIQUIDS (Mbbl)
Natural Gas
Appalachia	125.9	118.4	285.0	231.2
Other	2.5	3.4	5.2	6.4
Total	128.4	121.8	290.2	237.6

Crude/Condensate/NGL	1,612	961	3,206	1,647

Equivalent Production (Bcfe)	138.0	127.6	309.4	247.5

PRICES(1)
Average Produced Gas Sales Price ($/Mcf)
Appalachia	$2.14	$3.44	$2.31	$3.57
Other	$2.49	$4.65	$2.75	$4.80
Total	$2.15	$3.47	$2.32	$3.60

Average Crude/Condensate Price ($/Bbl)	$56.10	$98.84	$50.00	$98.39

WELLS DRILLED
Gross	44	49	87	76
Net	37	35	78	62
Gross success rate	100%	100%	100%	100%
(1) These realized prices include the impact of derivative instrument settlements.

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Realized Impacts to Gas Pricing	$0.40	$(0.30)	$0.31	$(0.45)
Realized Impacts to Oil Pricing	$—	$(1.25)	$—	$(0.89)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
OPERATING REVENUES
Natural gas	$224,806	$437,761	$584,997	$870,571
Crude oil and condensate	81,233	86,341	143,791	145,485
Gain (loss) on derivative instruments	(6,819)	(2,329)	27,304	(2,329)
Brokered natural gas	3,813	8,140	8,640	21,293
Other	3,264	3,274	6,330	7,970
	306,297	533,187	771,062	1,042,990
OPERATING EXPENSES
Direct operations	36,112	35,605	72,129	71,439
Transportation and gathering	98,295	83,976	219,531	161,741
Brokered natural gas	2,885	7,031	6,624	18,891
Taxes other than income	11,611	12,816	22,891	25,860
Exploration	5,298	4,676	14,030	11,150
Depreciation, depletion and amortization	152,513	157,563	328,009	304,981
General and administrative (excluding stock-based compensation)	11,354	13,853	27,973	32,318
Stock-based compensation(1)	8,624	6,274	14,534	9,445
	326,692	321,794	705,721	635,825
Earnings (loss) on equity method investments	1,512	756	2,933	756
Gain (loss) on sale of assets	(79)	(1,496)	59	(2,781)
INCOME (LOSS) FROM OPERATIONS	(18,962)	210,653	68,333	405,140
Interest expense	24,168	16,334	47,734	32,891
Income (loss) before income taxes	(43,130)	194,319	20,599	372,249
Income tax (benefit) expense	(15,622)	75,899	7,852	146,798
NET INCOME (LOSS)	$(27,508)	$118,420	$12,747	$225,451
Earnings (loss) per share - Basic	$(0.07)	$0.28	$0.03	$0.54
Weighted-average common shares outstanding	413,713	417,291	413,530	417,097

(1) Includes the impact of the Company’s performance share awards, restricted stock, stock appreciation rights and expense associated with the Supplemental Employee Incentive Plan.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(In thousands)

	June 30, 2015	December 31, 2014
Assets
Current assets	$254,993	$413,447
Properties and equipment, net (Successful efforts method)	5,132,655	4,925,711
Other assets	117,272	98,558
Total assets	$5,504,920	$5,437,716

Liabilities and Stockholders’ Equity
Current liabilities	$278,852	$499,018
Long-term debt	1,995,000	1,752,000
Deferred income taxes	878,069	843,876
Other liabilities	207,083	200,089
Stockholders’ equity	2,145,916	2,142,733
Total liabilities and stockholders’ equity	$5,504,920	$5,437,716

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash Flows From Operating Activities
Net income (loss)	$(27,508)	$118,420	$12,747	$225,451
Deferred income tax expense	(7,921)	60,850	7,160	118,453
(Gain) loss on sale of assets	79	1,496	(59)	2,781
Exploratory dry hole cost	16	114	178	2,154
(Gain) loss on derivative instruments	6,819	2,329	(27,304)	2,329
Net cash received (paid) in settlement of derivative instruments	51,045	(15,262)	88,730	(15,262)
Income charges not requiring cash	160,694	164,349	341,948	315,922
Changes in assets and liabilities	(12,014)	(2,726)	15,191	(66,880)
Net cash provided by operations	171,210	329,570	438,591	584,948

Cash Flows From Investing Activities
Capital expenditures	(250,001)	(278,912)	(645,092)	(617,613)
Acquisitions	(16,149)	—	(16,300)	—
Proceeds from sale of assets	(79)	(863)	3,002	(755)
Restricted cash	—	19,712	—	28,094
Investment in equity method investments	(5,036)	(16,293)	(10,114)	(22,230)
Net cash used in investing	(271,265)	(276,356)	(668,504)	(612,504)

Cash Flows From Financing Activities
Net increase (decrease) in debt	118,000	(29,000)	243,000	46,000
Dividends paid	(8,274)	(8,347)	(16,537)	(16,679)
Stock-based compensation tax benefit	2,049	4,311	5,486	20,354
Capitalized debt issuance costs	(7,838)	—	(7,838)	—
Other	(2,599)	1	79	91
Net cash provided by (used in) financing	101,338	(33,035)	224,190	49,766

Net (decrease) increase in cash and cash equivalents	$1,283	$20,179	$(5,723)	$22,210

Selected Item Review and Reconciliation of Net Income and Earnings Per Share
(In thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
As reported - net income (loss)	$(27,508)	$118,420	$12,747	$225,451
Reversal of selected items, net of tax:
(Gain) loss on sale of assets	50	901	(37)	1,674
(Gain) loss on derivative instruments (1)	36,543	(7,786)	38,816	(7,786)
Drilling rig termination fees	44	—	3,256	—
Stock-based compensation expense	5,446	3,777	9,184	5,686
Net income (loss) excluding selected items	$14,575	$115,312	$63,966	$225,025
As reported - earnings (loss) per share	$(0.07)	$0.28	$0.03	$0.54
Per share impact of reversing selected items	0.10	—	0.12	—
Earnings per share including reversal of selected items	$0.03	$0.28	$0.15	$0.54
Weighted average common shares outstanding	413,713	417,291	413,530	417,097

(1) Effective April 1, 2014, the Company elected to discontinue hedge accounting for its commodity derivatives on a prospective basis. This amount represents the non-cash mark-to-market changes of our commodity derivative instruments recorded in gain (loss) on derivative instruments in the Condensed Consolidated Statement of Operations.

Discretionary Cash Flow Calculation and Reconciliation
(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Discretionary Cash Flow
As reported - net income (loss)	$(27,508)	$118,420	$12,747	$225,451
Plus (less):
Deferred income tax expense	(7,921)	60,850	7,160	118,453
(Gain) loss on sale of assets	79	1,496	(59)	2,781
Exploratory dry hole cost	16	114	178	2,154
(Gain) loss on derivative instruments	6,819	2,329	(27,304)	2,329
Net cash received (paid) in settlement of derivative instruments	51,045	(15,262)	88,730	(15,262)
Income charges not requiring cash	160,694	164,349	341,948	315,922
Discretionary Cash Flow	183,224	332,296	423,400	651,828
Changes in assets and liabilities	(12,014)	(2,726)	15,191	(66,880)
Net cash provided by operations	$171,210	$329,570	$438,591	$584,948

EBITDAX Calculation and Reconciliation
(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
As reported - net income (loss)	$(27,508)	$118,420	$12,747	$225,451
Plus (less):
Interest expense	24,168	16,334	47,734	32,891
Income tax (benefit) expense	(15,622)	75,899	7,852	146,798
Depreciation, depletion and amortization	152,513	157,563	328,009	304,981
Exploration	5,298	4,676	14,030	11,150
(Gain) loss on sale of assets	79	1,496	(59)	2,781
Non-cash (gain) loss on derivative instruments	57,864	(12,933)	61,426	(12,933)
Stock-based compensation and other	7,112	5,660	11,602	8,689
EBITDAX	$203,904	$367,115	$483,341	$719,808

Net Debt Reconciliation
(In thousands)

	June 30, 2015	December 31, 2014
Long-term debt	$1,995,000	$1,752,000
Stockholders’ equity	2,145,916	2,142,733
Total Capitalization	$4,140,916	$3,894,733

Total debt	$1,995,000	$1,752,000
Less: Cash and cash equivalents	(15,231)	(20,954)
Net Debt	$1,979,769	$1,731,046

Net debt	$1,979,769	$1,731,046
Stockholders’ equity	2,145,916	2,142,733
Total Adjusted Capitalization	$4,125,685	$3,873,779

Total debt to total capitalization ratio	48.2%	45.0%
Less: Impact of cash and cash equivalents	0.2%	0.3%
Net Debt to Adjusted Capitalization Ratio	48.0%	44.7%